Exhibit 10.18

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DEVELOPMENT AND LICENSE AGREEMENT

This DEVELOPMENT AND LICENSE AGREEMENT (this “AGREEMENT”) is made as of February 13, 2009 (the “EFFECTIVE DATE”) by and between Robert One, LLC, having its principal place of business at 123 Blackberry Lane, Amherst, MA 01002 (“ROBERT”), and Eagle Pharmaceuticals, Inc. having its principal place of business at 470 Chestnut Ridge Road, Woodcliff Lake, NJ 07677 (“EAGLE”).  ROBERT and EAGLE may be referred to herein individually as a “PARTY” and collectively as the “PARTIES.”

RECITALS

WHEREAS, EAGLE is in the business of developing, making, marketing and selling, and possesses confidential proprietary information related to, pharmaceutical products for the treatment of diseases; and

WHEREAS, ROBERT is engaged in the research and development of, and possesses confidential proprietary information related to, pharmaceutical and therapeutic products, processes and technologies, including ROBERT’S proprietary formulation of the PRODUCTS (as defined herein); and

WHEREAS, EAGLE desires to obtain ownership of, or license to, certain of ROBERT’S intellectual property rights related to the PRODUCTS in the TERRITORY (as hereafter defined), under the terms and conditions specified herein; and

WHEREAS, ROBERT desires to assign or license such intellectual property rights to EAGLE, under the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this AGREEMENT, the PARTIES agree as follows:

AGREEMENT

1.                                      Definitions

1.1                               “505(b)(2)” means a 505(b)(2) Application filed with the FDA, or any foreign equivalent, to obtain MARKETING AUTHORIZATION for the PRODUCT in country in the Territory.

1.2                               “AFFILIATE” means, with respect to any party, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with, such party.  For purposes of this definition only, “control,” “controlled by” and “under common control with” shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock or partnership interest, by contract or otherwise.  In the case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting shares or the ability otherwise to elect a majority of the board of directors or other managing authority of the entity shall in any event be deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares shall not necessarily preclude the existence of control.

1.3                               “ANDA” means any abbreviated new drug application required to manufacture, market and sell finished dosage forms of the PRODUCTS in the Territory filed by EAGLE with the FDA pursuant to 21 USC Section 355(j), and any supplements and amendments thereto that may be filed by EAGLE from time to time.

1.4                               “ASSIGNED PATENTS” means (i) the PATENT APPLICATIONS set forth in Schedule I, all PATENT APPLICATIONS claiming priority to such PATENT APPLICATIONS, any of their progeny and any PATENTS issuing from, directly or indirectly, or based upon any of the foregoing, and (ii) the inventions described or claimed in any of the foregoing.

1.5                               “CLAIMS” has the meaning set forth in Section 9.1.1.

1.6                               “COMPETING PRODUCT” means a ANDA or a 505(b)(2) pharmaceutical product that has the same active ingredient, and that is indicated for the treatment of the same indication, as a PRODUCT.

1,7                               “CONFIDENTIAL INFORMATION” has the meaning set forth in Section 6.1.

1.8                               “CONTROL(LED)” means the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any THIRD PARTY.

1.9                               “COST OF GOODS” means, in respect of any PRODUCT, the amount paid by EAGLE to its contract manufacturer for the manufacturing and release of such finished PRODUCT including the cost of the active pharmaceutical ingredient, raw materials and packaging materials used in such finished PRODUCT.

1.10                        “DEFAULT” has the meaning set forth in Section 8.2.4.

1.11                        “DEVELOPMENT ACTIVITIES” means any and all actions reasonably necessary or required, that are agreed to upon by the DEVELOPMENT COMMITTEE, to formulate, analytically develop, and validate a PRODUCT.

1.12                        “DISCLOSING PARTY” means the PARTY disclosing CONFIDENTIAL INFORMATION to the other PARTY hereunder.

1.13                        “DOLLAR(S)” means United States dollars.

1.14                        “FDA” means the United States Food and Drug Administration, or any successor entity that may be established hereafter which has substantially the same authority or responsibility currently vested in the United States Food and Drug Administration.

1.15                        “FIRST COMMERCIAL SALE” means, with respect to a PRODUCT, the first sale by EAGLE or its LICENSEES to a THIRD PARTY following receipt of a MARKETING

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AUTHORIZATION for such PRODUCT; provided, however, that the PRODUCT shipped by EAGLE or its LICENSEES to a THIRD PARTY prior to receipt of MARKETING AUTHORIZATION therefor shall be deemed for the purposes hereof a FIRST COMMERCIAL SALE to the extent such PRODUCT is sold to a THIRD PARTY for sale after such MARKETING AUTHORIZATION is obtained.

1.16                        “GROSS PROFIT” means NET SALES minus COST OF GOODS minus SALES FORCE COSTS.

1.17                        “GROSS PROFIT MARGIN” means the fraction, expressed as a percentage, the numerator of which is the GROSS PROFIT and the denominator of which is the NET SALES.

1.18                        “EAGLE INDEMNITEE” has the meaning set forth in Section 9.1.1.

1.19                        “EAGLE KNOW-HOW” means all KNOW-HOW CONTROLLED by EAGLE that is necessary or useful for ROBERT in connection with ROBERT’S performance of its obligations under this AGREEMENT. EAGLE PATENT RIGHTS are excluded from the definition of EAGLE KNOW-HOW.

1.20                        “EAGLE PATENT RIGHTS” means all PATENTS and PATENT APPLICATIONS CONTROLLED by EAGLE that are necessary for ROBERT in connection with ROBERT’S performance of its obligations under this AGREEMENT.

1.21                        “INVENTIONS” means any and all ideas, concepts, methods, procedures, processes, improvements, inventions and discoveries, whether or not patentable, that are conceived or made in the course of the performance of activities conducted in connection with this AGREEMENT including the development or manufacture of the PRODUCTS.

1.22                        “JOINT INVENTION” has the meaning set forth in Section 10.3.

1.23                        “JOINT PATENT APPLICATIONS” has the meaning set forth in Section 10.5.

1.24                        “KNOW-HOW” means all technical, scientific and other know-how, data, materials, information, trade secrets, ideas, formulae, inventions, discoveries, processes, machines, manufactures, compositions of matter, improvements, protocols, techniques, works of authorship, and results of experimentation and testing (whether or not patentable) in written, electronic, oral or any other form.

1.25                        “LAW(S)” means any applicable local, state or federal rule, regulation, statute or law in any jurisdiction relevant to the activities undertaken pursuant to this AGREEMENT.

1.26                        “LICENSEE” means any person or entity, including EAGLE AFFILIATES, to which EAGLE grants a license under the ASSIGNED PATENTS or LICENSED ROBERT TECHNOLOGY to sell, have sold and/or import the PRODUCT.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.27                        “MARKETING AUTHORIZATION” means, with respect to any PRODUCT, the requisite governmental approval (i.e., ANDA or 505(b)(2) or equivalent) for the marketing and sale of such PRODUCT in the TERRITORY.

1.28                        “NET SALES” means, with respect to any PRODUCT, the amount invoiced by (or in the absence of an invoice, the amounts payable to) EAGLE or its AFFILIATES for the sale to THIRD PARTIES of such PRODUCT less the following: (i) customary administration fees, drug wholesaler fees, charge-backs, rebates (including Medicaid, Medicare and similar rebates) and trade and customary quantity discounts actually allowed and taken, including shelf stock adjustments, cash and volume discounts, chargebacks, promotional allowances, inventory obsolescence; (ii) allowances whether paid or accrued for returned PRODUCT; (iii) documented freight, postage, shipping costs and insurance paid by EAGLE (if separately stated); (iv) government-mandated and other rebates customary in the industry; (v) value added tax, sales, use or turnover taxes, excise taxes and customs duties and (vi) if applicable, expenses related to (A) PRODUCT recalls in accordance with Section 7.4, (B) infringement litigation in accordance with Sections 11.1.3, 11.2.2(b) and/or 11.2.3(a), and (C) marketing costs (other than SALES FORCE COSTS) directly related to the PRODUCTS (or, as applicable, the REPLACEMENT PRODUCTS related thereto).  NET SALES shall be deemed to accrue upon the date of the invoice for the PRODUCT. In addition, NET SALES by EAGLE hereunder are subject to the following, as accrued on EAGLE’s book in good faith:

(a)                                 In the case of pharmacy incentive programs, hospital performance incentive program, charge backs, disease management programs, similar programs or discounts on “bundles” of products, all discounts and the like shall be allocated proportionately based on sales of comparable products to THIRD PARTIES on a standalone basis; and

(b)                                 In the case of any sale or other disposal of the PRODUCT by EAGLE to an AFFILIATE for resale, the NET SALES shall be calculated as above on the value charged or invoiced on the first arm’s length sale to a THIRD PARTY;

(c)                                  All accruals will be made in accordance with United States Generally Accepted Accounting Principles.

1.29                        “PATENT” means: (i) any letters patent and utility models including any extension, substitution, registration, confirmation, reissue, supplemental protection certificate, re-examination or renewal thereof; and (ii) to the extent valid and enforceable rights are granted by a governmental authority thereunder, a PATENT APPLICATION.

1.30                        “PATENT APPLICATION” means an application for letters patent, including a provisional application, converted provisional application, continuation application, a continued prosecution application, a continuation-in-part application, a divisional application, a re-examination application, and a reissue application, including the applications listed on Schedule 1 hereto.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.31                        “PERSON” means any natural person, corporation, company, partnership, limited partnership, limited liability company, firm, association, trust, government, governmental agency, or any other entity, whether acting in an individual, fiduciary or other capacity.

1.32                        “PRODUCT(S)” means five (5) ANDA or 505(b)(2) products as set forth in Exhibit A.  A product will be considered a PRODUCT if the product feasibility, formulation and 1 month stability are deemed acceptable by the DEVELOPMENT COMMITTEE.

1.33                        “PRODUCT FAILURE” means, in respect of a PRODUCT, (i) rejection by the FDA of the filing of the ANDA or 505(b)(2) application, (ii) failure to receive MARKETING AUTHORIZATION by the FDA following such application filing or (iii) the failure to complete the milestone in respect of such PRODUCT set forth in Schedule III within thirty (30) days of the date set forth on Schedule III (as the same may be extended by Agreement of the PARTIES).

1.34                        “RECIPIENT” means the PARTY receiving CONFIDENTIAL INFORMATION hereunder.

1.35                        “REPLACEMENT PRODUCT” means a ANDA or 505(b)(2) PRODUCT, as selected by the DEVELOPMENT COMMITTEE to replace either PRODUCT which is subject to the PRODUCT FAILURE.

1.36                        “RESPONSIBLE PARTY” has the meaning set forth in Section 10.5.

1.37                        “ROYALTY RATE” means [*] with respect to a 505(b)(2) application and [*] with respect to an ANDA application.

1.38                        “ROYALTY TERM” means, with respect to a PRODUCT, the period of time commencing on the date of [*] and expiring upon the later of: (a) [*] thereafter; and (b) [*].

1.39                        “ROBERT INDEMNITEE” has the meaning set forth in Section 9.1.2.

1.40                        “ROBERT KNOW-HOW” means all existing and future KNOW-HOW owned or CONTROLLED by ROBERT, that is necessary or useful for EAGLE to develop, make, have made, use, offer for sale, sell, have sold and import the PRODUCT. ROBERT PATENT RIGHTS are excluded from the definition of ROBERT KNOW-HOW.

1.41                        “ROBERT LICENSED TECHNOLOGY” means, collectively, the ROBERT PATENT RIGHTS and the ROBERT KNOW-HOW, excluding the ASSIGNED PATENTS.

1.42                        “ROBERT PATENT RIGHTS” means all of the existing and future PATENTS and PATENT APPLICATIONS owned or CONTROLLED by ROBERT which claim the composition, development, manufacture, offer for sale, sale, import or use of the PRODUCTS, and that are necessary or useful to develop, make, have made, use, sell, have sold or import the PRODUCTS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.43                        “SALES FORCE COSTS” means the costs of any hospital sales force hired to market and sell the PRODUCTS (provided, however, that Eagle shall have no obligation to hire a hospital sales force for the marketing and selling the PRODUCTS).

1.44                        “SOLE INVENTION” has the meaning set forth in Section 10.3.

1.45                        “SUBLICENSEE” means any person or entity, including its AFFILIATES, to which EAGLE grants a sublicense to sell, have sold and/or import the PRODUCTS pursuant to the license set forth in Section 2.2.

1.46                        “TERM” has the meaning set forth in Section 13.1.

1.47                        “TERRITORY” means worldwide (excluding China) for 505(b)(2) PRODUCT applications, however, TERRITORY means only North America (including the United States, its territories and possessions and Canada) for ANDA PRODUCT applications

1.48                        “THIRD PARTY” means any entity other than ROBERT, EAGLE and their respective AFFILIATES.

1.49                        “VALID PATENT CLAIM” means either: (a) a claim of an issued and unexpired PATENT that is included in the ASSIGNED PATENTS or the ROBERT LICENSED TECHNOLOGY and covering the manufacture, use, import or sale of a PRODUCT, which PATENT has not (i) expired or been canceled with prejudice, (ii) been declared invalid by an irreversible and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise, or (iv) been abandoned; or (b) a claim filed and kept pending in good faith that is included in a PATENT APPLICATION that is included in the ASSIGNED PATENTS or the ROBERT LICENSED TECHNOLOGY and covering the manufacture, use, import or sale of the PRODUCT, which PATENT APPLICATION has not been (i) cancelled with prejudice, (ii) withdrawn from consideration without the ability to resubmit or re-file, (iii) finally determined to be unallowable by the applicable governmental authority, or (iv) abandoned.

2.                                      Assignment and Licenses

2.1                               Assignment to EAGLE.  ROBERT hereby transfers, sells and assigns, and agrees to transfer, sell and assign, to EAGLE all right, title and interest in the ASSIGNED PATENTS and all intellectual property rights therein, including all income, royalties, damages, claims, and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for present or future infringement based on the ASSIGNED PATENTS. ROBERT shall, at EAGLE sole cost and expense, take such further actions and provide such cooperation and assistance (including, without limitation, the execution and delivery of any all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation), requested by EAGLE to more fully and effectively effectuate the purposes of the above assignment.

2.2                               License to EAGLE.  ROBERT hereby grants to EAGLE (i) an exclusive, perpetual, royalty-bearing (as provided in Section 3.2) license, with the right to grant sublicenses,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

under ROBERT’S interest in the ROBERT LICENSED TECHNOLOGY solely to develop, make, have made, use, sell, have sold, offer for sale or import the PRODUCTS in the TERRITORY. Upon expiration of the ROYALTY TERM, the foregoing license shall be royalty-free.  In the event that any technology is licensed to ROBERT that is useful for the PRODUCTS, or an improvement to the PRODUCTS, to the extent permitted by ROBERT’s agreement with the licensor, ROBERT shall promptly notify EAGLE of such technology and offer EAGLE the use of such technology to the greatest extent permitted by such agreement.  In the event that EAGLE elects, in its sole discretion, to use such technology, then the PARTIES shall negotiate in good faith a commercially reasonable amount that EAGLE will reimburse ROBERT, which amount shall represent a portion of any fees that ROBERT must pay under such agreement, based on EAGLE’s proportional use under the license in connection with the PRODUCTS as compared to ROBERT’s aggregate use under the license for any purpose.

2.3                               ROBERT Research Rights and Limitations.  Notwithstanding anything to the contrary in this AGREEMENT and without limiting any other retained rights, the license granted under Section 2.2 shall be subject to the retained right of ROBERT and its AFFILIATES: (i) to practice the ROBERT LICENSED TECHNOLOGY for the conduct of research and development of products (other than the PRODUCT) that it is developing either itself or with others; and (ii) to develop, make, have made, use, sell, offer for sale, import and license products other than the PRODUCTS; provided, however, that with respect to the foregoing clauses (i) and (ii), such products do not violate the restrictions in Section 2.6 or 8.4.

2.4                               No Implied Rights or Licenses.  Neither PARTY grants to the other any rights or licenses, including without limitation to any ROBERT LICENSED TECHNOLOGY or other intellectual property rights, whether by implication, estoppel or otherwise, except to the extent expressly provided for under this AGREEMENT.

2.5                               License to ROBERT.  EAGLE hereby grants to ROBERT a non-exclusive, worldwide (to the extent of EAGLE’s rights), royalty-free license under (a) EAGLE KNOW-HOW and EAGLE PATENT RIGHTS, if any, and (b) the ROBERT LICENSED TECHNOLOGY that is licensed exclusively to EAGLE hereunder, in each case only to the extent useful or necessary for ROBERT to fulfill its obligations under this AGREEMENT or for the manufacture or sale of the PRODUCTS outside the Territory.

2.6                               Mutual Covenant.  Each PARTY covenants and agrees that (i) it and its AFFILIATES shall not use or practice the intellectual property rights licensed under this AGREEMENT except as expressly permitted by this AGREEMENT and (ii) any use or practice of the intellectual property rights licensed under this AGREEMENT except as expressly permitted by this AGREEMENT that results in material harm to the other PARTY shall constitute a material breach of this AGREEMENT. Notwithstanding the foregoing, each PARTY covenants and agrees to cease any non-permitted use and to take all actions necessary to assign to the other PARTY any inventions made through use or practice of such PARTY’S intellectual property rights outside the scope of the license rights granted hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.                                      Milestones; Royalty Payments; Royalty Reports; PRODUCT Selection;

3.1                               Milestone Payments.

3.1.1                     EAGLE shall pay to ROBERT the milestone payments in accordance with and on the dates provided in Schedule II hereto.

3.1.2                     In the event of a PRODUCT FAILURE, then, subject to Sections 3.1.3, 3.1.4 and 4.1.3, ROBERT shall be obligated to refund to EAGLE an amount equal to the portion of all milestone payments paid by EAGLE and allocated to the applicable PRODUCT. In the event of a PRODUCT FAILURE with respect to a PRODUCT prior to payment of all milestone payments, future milestone payments in respect of such PRODUCT, if any, shall be allocated towards a REPLACEMENT PRODUCT. For the sake of clarity, in the event that PARTIES select a REPLACEMENT PRODUCT, in no event shall EAGLE’s commitment for milestone payments to ROBERT be more than the total milestones payable in Schedule II.

3.1.3                     In the event ROBERT does not repay any amounts to be refunded by it by the later of December 31, 2011 or the date of the PRODUCT FAILURE, ROBERT shall issue to EAGLE a promissory note in the principal amount of the unpaid amounts which shall be due and payable on December 31, 2014.  Interest on the unpaid principal portion of such note shall accrue at the rate of [*] per year and shall be due and payable with all unpaid interest on the maturity date.  Principal and interest under the note may be pre-paid at anytime without premium or penalty.  Upon repayment in full of such amount, (i) the license granted pursuant to this Agreement with respect to the LICENSED TECHNOLOGY for the failed PRODUCT shall terminate and EAGLE shall assign the ASSIGNED PATENTS related solely to the failed PRODUCT to ROBERT and (ii) the license granted by EAGLE pursuant to Section 2.5 of this Agreement for the failed PRODUCT shall terminate.

3.1.4                     Notwithstanding any other provisions the provisions of this Section 3.1, all milestones in respect of any PRODUCT, shall be deemed met and no refund of any milestone payment shall be payable to EAGLE in the event that, as of December 31, 2011, payments are received from any THIRD PARTY with respect to such PRODUCT which results in payment to EAGLE of at least [*].  In the event that, as of December 31, 2011, payments are received in respect of either PRODUCT from THIRD PARTIES from such PRODUCT which total in the aggregate less than [*], the amount to be refunded to EAGLE pursuant to Section 3.1.2 shall be reduced by an amount equal to the positive difference, if any, between (a) the amount to be refunded to EAGLE pursuant to Section 3.1.2 and (b) the difference between (i) [*], less (b) the total payments related to such PRODUCT and received by EAGLE from any such THIRD PARTY.

3.1.5                     In the event EAGLE licenses PRODUCT to a THIRD PARTY, any milestone payments received by EAGLE with respect to commercialization of the PRODUCT in the US market [*]; however, subject to Section 3.1.4, any milestone payment received with respect to commercialization of the PRODUCT ex-US will be [*] to ROBERT.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2                               Royalties.  For the applicable ROYALTY TERM for each PRODUCT, EAGLE shall pay ROBERT royalties on sales of PRODUCTS by EAGLE and its AFFILIATES in the TERRITORY in an amount equal to the ROYALTY RATE times the GROSS PROFIT from the number of units of PRODUCTS sold; provided, however, that, if, at any time during the first ten (10) years after the FIRST COMMERCIAL SALE of a PRODUCT, there is no VALID PATENT CLAIM covering the manufacture, use, import or sale of such PRODUCT in a country in the Territory, then with respect to such PRODUCT (or any REPLACEMENT PRODUCT, as applicable), the ROYALTY RATE shall be reduced to [*] in such country.

3.3                               Reports.  EAGLE shall notify ROBERT in writing within forty-five (45) days after the FIRST COMMERCIAL SALE of any PRODUCT in the TERRITORY. Commencing with the FIRST COMMERCIAL SALE of any PRODUCT in the TERRITORY, EAGLE shall furnish to ROBERT within thirty (30) days of the end of each calendar quarter, or as of the end of each calendar year, a written report (due in conjunction with the corresponding royalty payment equal to the ROYALTY RATE times the GROSS PROFIT from the number of units of PRODUCTS sold during that past quarter) showing, according to the volume of units of PRODUCTS sold (by PRODUCT and SKU) during the reporting period: (a) the gross invoiced sales of the PRODUCTS sold during the reporting period, and the amounts deducted therefrom to determine GROSS PROFITS, COST OF GOODS and NET SALES from such gross invoiced sales (including with specificity, the applicable deductions therefrom; and (b) the accrued royalties paid or payable for such period.  Any royalty payments for such prior fiscal year payable to ROBERT which were not previously paid shall be paid to ROBERT on the date such annual report is due.

3.4                               PRODUCT Selection.  Subject to the terms and conditions set forth in this Agreement, ROBERT shall, during the TERM, perform all DEVELOPMENT ACTIVITIES, and make available for commercialization activities by EAGLE five (5) PRODUCTS as set forth in Exhibit A. Such PRODUCTS will be determined and mutually agreed upon by the DEVELOPMENT COMMITTEE from time-to-time and added to Exhibit A during the TERM. If EAGLE does not select a PRODUCT, then ROBERT is free to move ahead on its own or a THIRD PARTY.

4.                                      PRODUCT Development; Commercialization

4.1                               DEVELOPMENT COMMITTEE.  The PARTIES agree to work together in good faith in the collaboration under this Agreement and to keep each other reasonably informed of its activities hereunder.  Additionally, and in support of the foregoing, promptly after the Effective Date, the PARTIES will form a four-member committee (the “DEVELOPMENT COMMITTEE”), equally represented by EAGLE and ROBERT, for the management of the development of the PRODUCTS, which will consist of the Chief Executive Officer and Chief Scientific Officer of each of EAGLE and ROBERT. Each Party shall have the right, from time to time, to substitute new members, on a permanent or temporary basis, for any of its previously designated members of the DEVELOPMENT COMMITTEE. Each Party shall bear its own costs associated with participation in the DEVELOPMENT COMMITTEE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.1.1                     The DEVELOPMENT COMMITTEE shall generally oversee and facilitate the development of the PRODUCTs.  Each party shall promptly provide the other and the DEVELOPMENT COMMITTEE with a copy of any FDA correspondence within 48 hours of receipt thereof and it will be the responsibility of EAGLE, with the oversight and approval of the DEVELOPMENT COMMITTEE, to create an appropriate response thereto.

4.1.2                     During the Term, the DEVELOPMENT COMMITTEE shall meet at least once each calendar quarter or at such other frequency as the DEVELOPMENT COMMITTEE determines.  The PARTIES shall meet on a date and time and at a location determined by the DEVELOPMENT COMMITTEE; the PARTIES anticipate alternating meetings between the Party’s respective sites.  Upon written notice by either Party to the other that a meeting is required or requested, a meeting will be held within thirty (30) calendar days of such notice on a date and time and at a location to be agreed upon by the PARTIES, or sooner if warranted by the circumstances.  Notices requesting such a meeting shall include adequate information describing the activity to be reviewed.  Any meetings of the DEVELOPMENT COMMITTEE may be held in person at a location to be agreed to by the PARTIES, or by videoconference to teleconference.

4.1.3                     In the event of the PRODUCT FAILURE, the DEVELOPMENT COMMITTEE shall select a REPLACEMENT PRODUCT within one hundred eighty (180) days of such failure.  In the event the DEVELOPMENT COMMITTEE fails to select the REPLACEMENT PRODUCT within such period, EAGLE shall be entitled to a refund in accordance with Section 3.1.2.

4.1.4                     The DEVELOPMENT COMMITTEE shall have no power or authority to amend this Agreement or to otherwise change any of the responsibilities or obligations of a Party under this Agreement, except as expressly agreed to in writing by such Party.  Each member of the Development and Commercialization Committee will be entitled to one (1) vote and all decisions of the Development and Commercialization Committee shall be by a unanimous vote in favor of such decision.  In the event that a majority of the members cannot agree, then the chief executive officer or president of each PARTY shall jointly agree.

4.2                               Approval of the PRODUCT.  Following, and subject to, the successful completion of the development to the reasonable satisfaction of EAGLE and ROBERT according to the criteria to be developed by the DEVELOPMENT COMMITTEE, including obtaining favorable patent opinions and successful completion of any required pivotal biostudy, as applicable EAGLE shall prepare and submit the ANDA or 505(b)(2) for the PRODUCTS to the FDA as soon as reasonably practical.  ROBERT shall use commercially reasonable efforts to assist EAGLE in the preparation and filing of the ANDA or 505(b)(2) applications and any follow-up communications with the FDA and shall promptly comply with all of EAGLE’ s reasonable requests for information relating thereto.  Each of the PARTIES shall promptly provide the other and the DEVELOPMENT COMMITTEE with copies of all documents and correspondence received from regulatory authorities that relate to obtaining MARKETING AUTHORIZATION and each of the PARTIES shall use commercially reasonable efforts to obtain permission for

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the other party to attend all meetings with regulatory authorities in respect thereof EAGLE shall use commercially reasonable efforts to obtain PRODUCT approval on a timely schedule (given the timing and limitations of the regulatory process in each country within the TERRITORY).

4.3                               Commercialization.  The PARTIES hereby acknowledge that, during the Term, Eagle shall be the sole and exclusive distributor for the PRODUCTS in the Territory, either directly or through its AFFILIATES and/or SUBLICENSEES. All activities related to the sales and marketing of the PRODUCTs in the Territory, including the launch date of the PRODUCT, will be the sole responsibility of Eagle.  Eagle shall arrange for the manufacture, testing, packaging, labeling, transportation and storage of Eagle’s requirements of commercial supplies of the PRODUCTS hereunder from a third-party contract manufacturer (such third-party contract manufacturer being referred to hereafter as the “THIRD-PARTY SUPPLIER”).  Eagle may grant a right to a THIRD-PARTY SUPPLIER to make, test, package, label, store and transport the PRODUCTS for sale by Eagle in the Territory hereunder.

4.4                               Patent Marking and PRODUCT Marking.

(a)                                 EAGLE shall place appropriate patent and/or patent pending markings on the PRODUCT or the packaging therefor.  The content, form, size, location and language of such markings shall be in accordance with the LAWS and practices of the country in which the applicable units of the PRODUCT are distributed.

(b)                                 EAGLE shall be responsible for all packaging (non-commercial and commercial) and labeling of the PRODUCT.

5.                                      Records; Audits; Payment Terms

5.1                               Records.  EAGLE shall keep complete and accurate records in sufficient detail to make the reports required hereunder to properly reflect all gross sales, GROSS PROFITS and NET SALES of the PRODUCTS on which EAGLE is required hereunder to pay royalties and to verify the determination of all amounts payable hereunder.

5.2                               Audits.  Not more than once per calendar year, upon the written request of ROBERT and not less than sixty (60) business days prior notice, EAGLE shall permit an independent certified public accounting firm of recognized national standing in the United States, selected by ROBERT and reasonably acceptable to EAGLE, at ROBERT’S expense, to have access during EAGLE’ s normal business hours to such of the records of EAGLE as may be reasonably necessary to verify the accuracy of any amounts reported, actually paid or payable under this AGREEMENT for any year ending not more than twenty-four (24) months prior to the date of such request.  If such accounting firm concludes that additional royalty amounts were owed to ROBERT during such period, EAGLE shall pay such additional royalties (including interest on such additional royalties at the rate of eight percent [*] per annum, compounded annually, or the maximum rate allowed under LAW, whichever is less from the date such royalty amounts were payable) within [*] days after the date ROBERT delivers to EAGLE such accounting firm’s written report so concluding.  The fees charged by such accounting firm shall be paid by ROBERT;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided however, that if the audit discloses that the royalties payable by EAGLE for the audited period are more than [*] of the royalties actually paid for such period (excluding interest pursuant to this Section 5.2), then EAGLE shall pay the reasonable fees and expenses charged by such accounting firm.

5.3                               Payment Method.  EAGLE shall pay all royalties that accrue under Section 3.2 during [*] within [*] after the end of such calendar quarter.  All payments by EAGLE under this AGREEMENT shall be paid in DOLLARS, and all such payments shall be made by bank wire transfer in immediately available funds to such account as ROBERT shall designate in writing not less than thirty (30) days before such payment is due.

6.                                      Confidentiality

6.1                               In General.  For the TERM and for a period of five (5) years thereafter, each PARTY shall maintain in confidence all information and materials of the other PARTY (including, but not limited to, KNOW-HOW and samples of the PRODUCT) disclosed or provided to it by the other PARTY (either pursuant to this AGREEMENT or the NON-DISCLOSURE AGREEMENT) and identified as confidential in writing or, if disclosed verbally or by observation, summarized in writing and submitted to RECIPIENT within thirty (30) days of the oral or visual disclosure thereof (together with all embodiments thereof, the “CONFIDENTIAL INFORMATION”).  CONFIDENTIAL INFORMATION may also include information regarding intellectual property and confidential or proprietary information of THIRD PARTIES. In addition, and notwithstanding the foregoing, INVENTIONS that, under Article 9 are to be owned by one PARTY shall be deemed CONFIDENTIAL INFORMATION of such PARTY and not the other PARTY, even if such INVENTIONS initially are generated and disclosed by the other PARTY. The terms and conditions of this AGREEMENT and the NON-DISCLOSURE AGREEMENT also shall be deemed CONFIDENTIAL INFORMATION of both PARTIES. Notwithstanding the foregoing, CONFIDENTIAL INFORMATION shall not include that portion of information or materials that the RECIPIENT can demonstrate by contemporaneous written records was (i) known to the general public at the time of its disclosure to the RECIPIENT, or thereafter became generally known to the general public, other than as a result of actions or omissions of the RECIPIENT; (ii) known by the RECIPIENT prior to the date of disclosure by the DISCLOSING PARTY; (iii) disclosed to the RECIPIENT on an unrestricted basis from a THIRD PARTY not under a duty of confidentiality to the DISCLOSING PARTY; or (iv) independently developed by the RECIPIENT by personnel that did not have access to or use of CONFIDENTIAL INFORMATION of the DISCLOSING PARTY.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or known to the general public or in the rightful possession of the RECIPIENT unless the combination itself and principle of operation thereof are published or known to the general public or are in the rightful possession of the RECIPIENT.

6.2                               Additional Protections.  Each PARTY shall take reasonable steps to maintain the confidentiality of the CONFIDENTIAL INFORMATION of the other PARTY, which steps shall be no less protective than those that such PARTY takes to protect its own

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

information and materials of a similar nature, but in no event less than a reasonable degree of care.  Neither PARTY shall use or permit the use of any CONFIDENTIAL INFORMATION of the other PARTY except for the purposes of carrying out its obligations or exercising its rights under this AGREEMENT, and neither PARTY shall copy any CONFIDENTIAL INFORMATION of the other PARTY except as may be reasonably useful or necessary for such purposes.  All CONFIDENTIAL INFORMATION of a PARTY, including all copies and derivations thereof, is and shall remain the sole and exclusive property of the DISCLOSING PARTY and subject to the restrictions provided for herein.  Neither PARTY shall disclose any CONFIDENTIAL INFORMATION of the other PARTY other than to those of its directors, officers, AFFILIATES, employees, licensors, independent contractors, LICENSEES, SUBLICENSEES, assignees, agents and external advisors directly concerned with the carrying out of this AGREEMENT, on a strictly applied “need to know” basis, and provided such disclosure is subject to written confidentiality and non-use obligations no less protective than those provided herein.  Other than as expressly permitted herein, RECIPIENT may not use CONFIDENTIAL INFORMATION of the other PARTY in applying for PATENTS or securing other intellectual property rights.

6.3                               Permitted Disclosures.  The obligations of Sections 6.1 and 6.2 shall not apply to the extent that RECIPIENT is required to disclose information by LAW, judicial order by a court of competent jurisdiction, or rules of a securities exchange or requirement of a governmental agency for purposes of obtaining approval to test or market the PRODUCT, or discloses information to a patent office for the purposes of filing a PATENT as permitted in this AGREEMENT; provided that the RECIPIENT shall provide prior written notice thereof to the DISCLOSING PARTY and sufficient opportunity for the DISCLOSING PARTY to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefor.  Notwithstanding the foregoing, either PARTY may disclose the terms and conditions of this AGREEMENT and the NONDISCLOSURE AGREEMENT to actual or potential acquirers, investors and lenders and their respective representatives under written confidentiality agreements at least as protective of the DISCLOSING PARTY’S rights as the terms and conditions of this Article 5.

6.4                               Irreparable Injury.  The PARTIES acknowledge that either PARTY’S breach of this Article 5 would cause the other PARTY irreparable injury for which it would not have an adequate remedy at LAW. In the event of a breach, the nonbreaching PARTY shall be entitled to injunctive relief in addition to any other remedies it may have at LAW or in equity, without necessity of posting a bond.

6.5                               Return of CONFIDENTIAL INFORMATION.  Each PARTY shall return or destroy all CONFIDENTIAL INFORMATION of the other PARTY in its possession upon termination or expiration of this AGREEMENT, except any CONFIDENTIAL INFORMATION that a PARTY is required by law to retain or that is necessary to allow such PARTY to perform or enjoy any of its rights or obligations that expressly survive the termination or expiration of this AGREEMENT.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.                                      Regulatory Matters

7.1                               In General.  Each PARTY has conducted and shall conduct its activities in connection with the PRODUCTS in accordance with the practices of a reasonable industry expert and in material compliance with all LAWS and, except as specifically provided in this AGREEMENT, shall bear all its own costs of doing so.  Each PARTY shall promptly notify the other in writing of any information that comes to its attention concerning the safety or efficacy of the PRODUCTS, including, without limitation, any threatened or pending action by any regulatory authority with respect thereto.

7.2                               Complaints and Communications.  EAGLE shall be responsible for handling all complaints and communications (including with regulatory authorities) relating to the PRODUCTS in the TERRITORY.

7.3                               Adverse Reaction Reporting.  EAGLE shall be responsible for handling all adverse event reporting (including with regulatory authorities) relating to the PRODUCTS in the TERRITORY.

7.4                               PRODUCT Recalls.  In the event that a PRODUCT is recalled from the market for any reason whatsoever, EAGLE shall be responsible for: (a) conducting all recall activities; and (b) all costs associated with any such recall, subject to any indemnification by ROBERT; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any such costs shall be deducted from Net Sales and retained by EAGLE, prior to the computation of GROSS PROFIT of the PRODUCT. The PARTIES shall keep the other fully informed in writing of any notification or other information, whether received directly or indirectly, that might (i) affect the marketability, safety or effectiveness of any PRODUCT, (ii) result in liability issues or otherwise necessitate action on the part of either party or (iii) result in recall or seizure of any PRODUCT.

7.5                               Ownership of ANDA or 505(b)(2) Filing.  The ANDA or 505(b)(2) filing (or other MARKETING AUTHORIZATION) contemplated herein shall be owned by and in the name of EAGLE, including all information and data contained therein or used to support such filing.

8.                                      Representations, Warranties; Covenants; Limitation of Liability

8.1                               By Both PARTIES.  Each PARTY represents and warrants to the other that as of the EFFECTIVE DATE: (a) it has the full corporate power to enter into and perform this AGREEMENT and to bind their respective AFFILIATES hereto; (b) this AGREEMENT constitutes its legal, valid and binding obligation for themselves and their respective AFFILIATES; (c) neither it nor any of its contractors is debarred, or is in the process of being debarred, under the Generic Drug Enforcement Act of 1992, 21 U.S.C. §335; (d) each of such PARTY’S employees, officers, contractors and consultants has executed an agreement that requires such employee, officer, contractor or consultant, to the extent permitted by LAW, to assign all INVENTIONS, PATENTS, and KNOW-HOW made by or on behalf of such PARTY during the course of and as a result of the performance of such PARTY’S obligations under this AGREEMENT, to such PARTY; and (e) each of such PARTY’S employees, officers, contractors and consultants is subject to an executed agreement that requires such employee, officer, contractor or consultant to maintain as

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

confidential any information CONTROLLED by such PARTY, or provided by the other PARTY, that is CONFIDENTIAL INFORMATION under this AGREEMENT.

8.2                               By EAGLE; Diligence.

8.2.1                     EAGLE covenants to ROBERT that, conditioned upon ROBERT’s fulfillment of its obligations under this Agreement, upon and after the EFFECTIVE DATE, EAGLE shall use commercially reasonable efforts to (i) develop the PRODUCTS and file for MARKETING AUTHORIZATION for the PRODUCTS in the United States of America as quickly as practicable after the successful completion of all stability testing and data required for such MARKETING AUTHORIZATION, including completion of all stability procedures, (ii) obtain approval of the MARKETING AUTHORIZATION for the PRODUCTS in the United States of America , and (iii) upon receipt of MARKETING AUTHORIZATION of the PRODUCT, use reasonable commercial efforts to commercialize and market the PRODUCT; provided, however, that Eagle shall have no obligation to hire a hospital sales force for the marketing and selling of the PRODUCT.

8.2.2                     The PARTIES acknowledge and agree that the DEVELOPMENT COMMITTEE shall, prior to MARKETING AUTHORIZATION for the PRODUCTS (or any REPLACEMENT PRODUCT), formulate an expected business plan (which shall include a detailed budget).  If at any time EAGLE’s GROSS PROFIT MARGIN for such PRODUCTS for two consecutive fiscal quarters is less than, or reasonably expected to be less than the GROSS MARGIN set forth in such business plan by an amount equal to or greater than [*], then EAGLE shall have no obligation to continue to commercialize or market such PRODUCT.

8.2.3                     If the marketing of a PRODUCT is discontinued pursuant to Section 8.2.2, the PARTIES shall use their commercially reasonable efforts to sell such PRODUCT to a THIRD PARTY. If the PARTIES are unable to sell such PRODUCT to a THIRD PARTY within [*] in the United States or [*] in countries ex-United States, then ROBERT shall also have the right to require EAGLE, at ROBERT’S sole election and cost, to use reasonable efforts to provide ROBERT, to the extent permitted by applicable LAW, with access to and use of the ANDA or 505(b)(2) filing (or other MARKETING AUTHORIZATION) and shall grant to ROBERT, WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, a perpetual, irrevocable, royalty-free, non-exclusive license, with the right to sublicense, to such PRODUCT, the ROBERT LICENSED TECHNOLOGY, the ASSIGNED PATENTS, EAGLE PATENT RIGHTS and EAGLE KNOW-HOW solely to the extent necessary to manufacture, or have manufactured solely for sale in the TERRITORY and to develop, register, and sell such PRODUCT solely in the TERRITORY. In the event that any such license is granted, ROBERT shall pay royalties to EAGLE on the sale of such PRODUCT in the TERRITORY, according to the provisions of Articles 3 and 4, applied mutatis mutandi.  As between the PARTIES, EAGLE shall be responsible for all development activities, and for the preparation, filing

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and maintenance of applications for MARKETING AUTHORIZATION for the finished PRODUCT in the TERRITORY.

8.2.4                     In the event that EAGLE materially fails to perform its obligations under Section 8.2.1 in respect of a PRODUCT and fails to cure such default within [*] after ROBERT’s written notice thereof detailing such default (a “DEFAULT”), ROBERT shall have the right to require EAGLE, at ROBERT’S sole election and cost, on a PRODUCT-by-PRODUCT basis, to use reasonable efforts to provide ROBERT, to the extent permitted by applicable LAW, with access to and use of the ANDA or 505(b)(2) filing (or other MARKETING AUTHORIZATIONS) in which such DEFAULT occurred, and shall grant to ROBERT, WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, a perpetual, irrevocable, royalty-free, non-exclusive license, with the right to sublicense, to the PRODUCT, the ASSIGNED PATENTS, the ROBERT LICENSED TECHNOLOGY, the EAGLE PATENT RIGHTS and the EAGLE KNOW-HOW solely to the extent necessary to manufacture, or have manufactured solely for sale in such country and to develop, register, and sell the PRODUCTS the TERRITORY. In the event that any such license is granted, ROBERT shall pay royalties to EAGLE on the sale of such PRODUCT in the TERRITORY, according to the provisions of Articles 3 and 4, applied mtttatis mutandi.

8.3                               By ROBERT.  ROBERT represents and warrants to EAGLE that (a) ROBERT owns all right, title and interest in the ASSIGNED PATENTS and CONTROL over the LICENSED TECHNOLOGY, (b) the formulation for, manufacture, use, import, offer for sale and sale of the PRODUCT, as described in the PATENT APPLICATIONS set forth in Schedule I, does not and will not infringe or misappropriate the intellectual property rights of any THIRD PARTY, (c) EAGLE’s exercise of the license to the ROBERT LICENSED TECHNOLOGY granted herein will not infringe or misappropriate the intellectual property rights of any THIRD PARTY, (d) ROBERT and its employees and contractors complied with, and shall comply with, all LAWS in developing the formulation and manufacturing methods and processes for the PRODUCTS, and (e) neither ROBERT nor any of its employees or contractors violated, or will violate, any terms of confidentiality or non-compete agreements in developing any of the PRODUCT technology methods, processes or formulations.

8.4                               Non-Compete.  During the Term, ROBERT shall not, directly or indirectly, and shall cause its AFFILIATES to not, directly or indirectly, (i) develop or perform any formulation or any developmental or other work or studies on or with respect to the PRODUCTS for its own use or benefit in the Territory or for the use or benefit of any PERSON in the TERRITORY, or provide any PERSON with access to any intellectual property for the development of parenteral formulations of the PRODUCTS in any strength; (ii) manufacture for, or supply to, any PERSON any parenteral formulations of the PRODUCTS (or, as applicable any REPLACEMENT PRODUCT), in any strength, for sale anywhere in the TERRITORY; or (iii) sell or distribute any parenteral formulations of the PRODUCTS (or, as applicable any REPLACEMENT PRODUCT), in any strength, anywhere in the TERRITORY.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.5                               Limitation of Liability and Exclusion of Damages.

8.5.1                     EXCEPT IN THE CASE OF (A) A BREACH OF ARTICLE 5, (B) THIRD PARTY CLAIMS AND (C) CLAIMS REGARDING INFRINGEMENT (THE LIMITATIONS OF WHICH ARE GOVERNED BY SECTIONS 8.5.2 AND 8.5.3 BELOW), WITHOUT LIMITING THE PARTIES’ OBLIGATIONS UNDER ARTICLE 8, IN NO EVENT SHALL ROBERT’S LIABILITY TO EAGLE ARISING OUT OF THIS AGREEMENT EXCEED [*] OF THE ROYALTIES PAID TO ROBERT BY EAGLE IN ANY CALENDAR YEAR.

8.5.2                     WITH RESPECT TO INFRINGEMENT CLAIMS OTHER THAN “AT RISK” (AS DEFINED IN SECTION 8.5.3 BELOW), THE LIMITATION PROVIDED IN SECTION 8.5.1 SHALL NOT APPLY; PROVIDED, HOWEVER, THAT (A) IN NO EVENT IN ANY CALENDAR YEAR SHALL ROBERT BE OBLIGATED TO MAKE PAYMENTS IN SATISFACTION OF ITS OBLIGATIONS PROVIDED IN SECTION 11.1.3 THAT EXCEED [*] OF THE ROYALTIES PAID TO ROBERT BY EAGLE IN SUCH CALENDAR YEAR AND (B) IN NO EVENT SHALL ROBERT’S LIABILITY IN RESPECT OF SUCH CLAIMS EXCEED A MAXIMUM AMOUNT EQUAL TO THE TOTAL AMOUNT RECEIVED BY ROBERT UNDER THIS AGREEMENT INCLUDING, FOR THE AVOIDANCE OF DOUBT, ALL MILESTONE PAYMENTS AND ROYALTY PAYMENTS.

8.5.3                     In the event the parties’ elect to launch a PRODUCT “at-risk” (i.e., to commence selling a PRODUCT where prior to the first commercial sale of such PRODUCT there is a claim that the PRODUCT infringes upon third party patent rights and the patent litigation regarding such claim has not been concluded), ROBERT agrees that [*] of all royalties paid by EAGLE with respect to such PRODUCT shall be placed in escrow pending resolution of the claim of infringement.  In the event it is determined that such PRODUCT does infringe upon a THIRD PARTY patent, the amounts held in escrow shall be applied towards payment required as a result of such determination and, as required, ROBERT shall be liable for up to [*] of all royalties paid by EAGLE with respect to such PRODUCT. In the event it is determined that such PRODUCT does not infringe upon a THIRD PARTY patent, such escrowed funds shall be released to ROBERT.

8.5.4                     EXCEPT IN THE CASE OF (A) A BREACH OF ARTICLE 5, (B) THIRD PARTY CLAIMS AND (C) CLAIMS REGARDING INFRINGEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The limitation on liability and exclusion of damages under this Section 8.5:  (i) apply even if a PARTY had or should have had knowledge, actual or constructive, of the possibility of such damages; (ii) are a fundamental element of the basis of the bargain between the PARTIES and this AGREEMENT would not be entered into without such limitations and exclusions and (iii) shall apply whether a claim is based on breach of contract, breach of warranty, tort (including negligence), product liability, strict liability or otherwise, and notwithstanding any failure of essential purpose of any limited remedy herein.  Moreover, the remedies under this AGREEMENT are intended to be exclusive, and the limitation on liability and exclusion of damages under this Section 8.5 are intended to apply even if there is a total and fundamental breach of this AGREEMENT, and the essential purpose of these provisions is to limit the PARTIES’ respective liabilities hereunder.

9.                                      Indemnification; Insurance

9.1                               Indemnity.

9.1.1                     By ROBERT.  Subject to the limitations set forth in Article 9, ROBERT shall defend, indemnify and hold EAGLE, EAGLE’S AFFILIATES, EAGLE’S LICENSEES, EAGLE’s SUBLICENSEES and the respective shareholders, directors, officers, employees, representatives and agents of each of the foregoing (each, a “EAGLE INDEMNITEE”) harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and costs of investigation and litigation, regardless of outcome) resulting from all claims, demands, actions and other proceedings by or on behalf of any THIRD PARTY (including any governmental authority) (collectively, “CLAIMS”) to the extent arising from: (a) the breach of any representation, warranty, covenant or material obligation of ROBERT under this AGREEMENT; or (b) the negligence, recklessness or willful misconduct of ROBERT in the performance of its obligations under this AGREEMENT, except in each case to the extent such claim, demand, action or proceeding arises from EAGLE’S material breach of this AGREEMENT or the negligence, recklessness or willful misconduct of a EAGLE INDEMNITEE.

9.1.2                     By EAGLE.  EAGLE shall defend, indemnify and hold ROBERT, ROBERT’S AFFILIATES, and the respective shareholders, directors, officers, employees and agents of each of the foregoing (each, a “ROBERT INDEMNITEE”) harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and costs of investigation and litigation, regardless of outcome) resulting from all CLAIMS to the extent arising from: (a) the breach of any representation, warranty, covenant or material obligation of EAGLE under this AGREEMENT; or (b) the negligence, recklessness or willful misconduct of EAGLE or its LICENSEES or any of their respective THIRD PARTY agents or subcontractors in the performance of its or their obligations under this AGREEMENT, except in each case to the extent such claim, demand, action or proceeding arises from ROBERT’S material breach of this AGREEMENT or the negligence, recklessness or willful misconduct of a ROBERT INDEMNITEE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.2                               Insurance.  EAGLE, at its own expense, shall maintain comprehensive general liability insurance, excluding product liability insurance, in the minimum amount of [*] per occurrence and in the aggregate and shall maintain product liability insurance in the minimum amount of [*] per occurrence and [*] in the aggregate.  Such policies shall include a provision that ROBERT shall be given [*] written notice prior to cancellation or material change, including non-payment, in such a policy.  The insurance carriers must be rated A-, VII or better by A.M. Best Company.  EAGLE shall maintain such insurance for the TERM, and shall from time to time provide copies of certificates of such insurance to ROBERT upon its request.  If the insurance policy is written on a claims-made basis then the coverage must be kept in place for at least three (3) years after the termination of this AGREEMENT.

ROBERT, at its own expense, shall maintain comprehensive general liability insurance, in the initial minimum amount of [*] per occurrence and [*] in the aggregate, along with general umbrella insurance in the additional amount of at least [*], and thereafter in such amounts as the shall be reasonably determined by the parties.  Such policies shall include a provision that EAGLE shall be given [*] written notice prior to cancellation or material change, including non-payment, in such a policy.  The insurance carriers must be rated A-, VII or better by A.M. Best Company.  ROBERT shall maintain such insurance for the TERM, and shall from time to time provide copies of certificates of such insurance to EAGLE upon its request.  If the insurance policy is written on a claims-made basis then the coverage must be kept in place for at least three (3) years after the termination of this AGREEMENT.

9.3                               Procedures.  If any CLAIM covered by Section 9.1 is brought: (i) the indemnified PARTY shall promptly notify the indemnifying PARTY in writing of such CLAIM, (ii) the indemnifying PARTY shall assume, at its cost and expense, the sole defense of such CLAIM through counsel selected by the indemnifying PARTY and reasonably acceptable to the other PARTY, except that those indemnified may at their option and expense select and be represented by separate counsel and if they so participate, (iii) the indemnifying PARTY and those indemnified shall cooperate with one another in such defense; (iv) the indemnifying PARTY shall maintain control of such defense, except that the indemnifying PARTY may settle a CLAIM as to one indemnified only with the consent of such person or entity, not to be unreasonably withheld; (v) the indemnifying PARTY will have authority to consent to the entry of any judgment, to enter into any settlement or otherwise to dispose of such CLAIM, provided that the indemnifying PARTY obtains the prior written consent of those indemnified, not to be unreasonably withheld; and (vi) the indemnifying PARTY shall pay the full amount of any judgment, award or settlement with respect to such CLAIM and all other costs, fees and expenses that have been incurred or agreed, as the case may be, by the indemnifying PARTY in its defense or settlement of the CLAIM. In the event that the indemnifying PARTY fails to promptly assume defense of any such CLAIM, or to continue to vigorously defend such CLAIM, the indemnified PARTY, in its sole discretion, may take control of the action at the indemnifying PARTY’S expense.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.                               INVENTIONS, KNOW-HOW and PATENTS

10.1                        Existing Intellectual Property.  Other than as expressly provided in this AGREEMENT, neither PARTY grants nor shall be deemed to grant any right, title or interest to the other PARTY in any PATENT, PATENT APPLICATION, KNOW-HOW or other intellectual property right owned or CONTROLLED by such PARTY.

10.2                        Disclosure.  Each PARTY shall promptly disclose to the other in writing all INVENTIONS arising from separate activities relating to improvements to the PRODUCTS and all INVENTIONS arising from joint activities (including any INVENTIONS first made, conceived or first reduced to practice as a result of such activities), or those of its agents or independent contractors, in connection with the performance of its obligations or activities under this AGREEMENT.

10.3                        Ownership of INVENTIONS.  Except for INVENTIONS that fall within the definition of ASSIGNED PATENTS and are therefore owned by EAGLE pursuant to Section 2.1, (a) all INVENTIONS made solely by employees, agents or independent contractors of a PARTY during the performance of this AGREEMENT (each, a “SOLE INVENTION”) shall be the exclusive property of such PARTY, and (b) if employees, agents or independent contractors of each of ROBERT and EAGLE jointly develop any INVENTION during the performance of activities conducted in connection with this AGREEMENT (each, a “JOINT INVENTION”), EAGLE and ROBERT shall each own an undivided one-half (‘A) interest in and to such JOINT INVENTION, and shall have the right to freely exploit and grant licenses under any such JOINT INVENTION and any PATENT claiming such JOINT INVENTION without consent of or a duty of accounting to the other PARTY. For the avoidance of doubt, the determination as to whether an INVENTION has been “solely” or “jointly” made shall be based upon whether employees, agents or independent contractors of a PARTY would be or are properly named as an inventor on a corresponding PATENT APPLICATION under United States inventorship LAWS.

10.4                        Individual PATENT Filings.  Each PARTY shall have sole discretion and right to prepare, file, prosecute, maintain and defend PATENT APPLICATIONS or PATENTS for INVENTIONS it solely owns under this AGREEMENT, and shall be responsible for related interference proceedings.  Each PARTY shall confer with the other PARTY and shall give due consideration to the other PARTY’S suggestions regarding the prosecution of such PATENT APPLICATIONS, and shall copy the other PARTY on any official actions and submissions in such PATENT APPLICATIONS. Costs incurred with respect to PATENT APPLICATIONS shall be borne by the PARTY with the right to prosecute each such PATENT APPLICATION. For the avoidance of doubt, EAGLE shall have the sole discretion and right to prosecute, maintain and defend the PATENT APPLICATIONS included in the ASSIGNED TECHNOLOGY.

10.5                        Joint PATENT Filings.  With respect to all PATENT APPLICATIONS on JOINT INVENTIONS that are jointly owned by the PARTIES (the “JOINT PATENT APPLICATIONS”), the PARTIES shall determine which PARTY shall be responsible for filing, prosecuting and maintaining PATENT APPLICATIONS and PATENTS on behalf of both PARTIES (the “RESPONSIBLE PARTY”) based on a good faith determination of the relative contributions of the PARTIES to the INVENTION and the relative interests of the PARTIES in the INVENTION. At least twenty (20) days prior to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the contemplated filing of such PATENT APPLICATION, the RESPONSIBLE PARTY shall submit a substantially completed draft of the JOINT PATENT APPLICATION to the other PARTY for its approval, which shall not be unreasonably withheld or delayed.  Except as set forth below, the PARTIES shall share equally the costs of the preparation, filing, prosecution and maintenance of all JOINT PATENT APPLICATIONS. If either PARTY elects not to pay its portion of any shared costs for a JOINT PATENT APPLICATION or PATENT issuing therefrom, the other PARTY may proceed with such JOINT PATENT APPLICATION in its own name and at its sole expense, in which case the PARTY electing not to pay its share of costs hereby agrees to transfer and assign and shall transfer and assign its entire right, title and interest in and to such JOINT PATENT APPLICATION to the other PARTY and such INVENTION shall be treated as a SOLE INVENTION of the assignee for the purposes of Sections 10.3 and 10.4 and this Section 10.5.

10.6                        Assignment.  Notwithstanding anything in this Article 10 to the contrary, nothing herein shall modify or interfere with the assignment to EAGLE of the ASSIGNED PATENTS pursuant to Section 2.1.

10.7                        Further Actions.  Each PARTY shall cooperate with the other PARTY to execute all documents and take all reasonable actions to effect the intent of this Article 9.

11.                               Infringement

11.1                        Infringement of THIRD PARTY Rights.

11.1.1              Notice.  If the development, manufacture, use, import or sale of the PRODUCTS results in a claim for PATENT infringement by a THIRD PARTY, the PARTY to this AGREEMENT first having notice shall promptly notify the other PARTY in writing.  The notice shall set forth the facts of the claim in reasonable detail.

11.1.2              Litigation Related to the PRODUCT.  EAGLE shall have the option, but not the obligation, to defend any claim that the development, manufacture, use, import or sale of any PRODUCT infringes a THIRD PARTY patent or misappropriates THIRD PARTY KNOW-HOW. ROBERT shall cooperate with EAGLE, at EAGLE’s request, in such defense, and shall have the right to be represented by counsel of its own choice, at ROBERT’S expense.

11.1.3              Liability.  Notwithstanding anything contained herein to the contrary, in the event of any THIRD PARTY claims a PRODUCT infringes a THIRD PARTY patent or misappropriates THIRD PARTY KNOW-HOW or otherwise brings an action, litigation or Claim relating to a breach of Sections 8.3(b) or (c), subject to Section 8.5.2, ROBERT and EAGLE [*] of the costs and expenses of such litigation (including reasonable attorneys’ expenses and fees) and any liability for any damage award or settlement, or any such other Claim.  For the avoidance of doubt, in the event EAGLE reasonably expects to incur any costs, expenses and reasonable attorney’s fees in connection with any such action or CLAIM or is required to pay any royalties, license fees or such other amounts to a THIRD PARTY in order to develop, make, have made, use, offer for sale, sell, have sold

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or import the PRODUCT in any country, then EAGLE shall have the right to deduct such amounts from royalty payments due to ROBERT under this AGREEMENT.

11.2                        Infringement By THIRD PARTIES

11.2.1              Notice of Infringement.  If any VALID PATENT CLAIM is infringed by a THIRD PARTY, or any KNOW HOW utilized in the manufacture, use, import or sale of the PRODUCTS is misappropriated by a THIRD PARTY, the PARTY first having knowledge of such infringement or misappropriation shall promptly notify the other PARTY in writing.  The notice shall set forth the facts of such infringement or misappropriation in reasonable detail.

11.2.2              Prosecution of Actions Relating to ROBERT LICENSED TECHNOLOGY.

(a)                                 ROBERT shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any infringement by a THIRD PARTY of ROBERT LICENSED TECHNOLOGY using counsel of its own choice, at its own expense.  EAGLE shall cooperate with ROBERT at ROBERT’S request and expense in the prosecution of such action or proceeding.  If ROBERT determines that EAGLE is an indispensable PARTY to the action, EAGLE hereby consents to be joined, and ROBERT shall defend, indemnify and hold each EAGLE INDEMNITEE harmless from any counterclaims filed against such EAGLE INDEMNITEE (except for CLAIMS for which EAGLE has an obligation to defend, indemnify and defend ROBERT under Section 9.1.2).  EAGLE shall have the right to be represented in that action by its own counsel and at its own expense.

(b)                                 If ROBERT fails to bring an action or proceeding within a period of thirty (30) days after receiving written notice from EAGLE of such infringement or misappropriation by a THIRD PARTY, EAGLE shall have the right to bring and control any such action using counsel of its own choice, and at its own expense.  If EAGLE determines that ROBERT is an indispensable PARTY to the action, ROBERT hereby consents to be joined.  In such event, ROBERT shall have the right to be represented in such action by its own counsel at its own expense.  No settlement, consent judgment or other voluntary final disposition of a suit under this Section 11.2.2 may be entered into without the joint consent of EAGLE and ROBERT (which consent shall not be unreasonably withheld or delayed).  EAGLE shall be entitled to deduct its costs of litigation from royalty payments due under Section 3.2.

(c)                                  Awards.  If either PARTY brings an action for infringement or misappropriation by a THIRD PARTY under this Section 11.2.2, any damages or other monetary awards or payments in settlement recovered by such PARTY shall be applied first to defray the costs and expenses incurred by both PARTIES in the action.  Any remainder [*] of any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

amount thereafter shall be retained by the PARTY bringing the action, and the balance retained by the other PARTY.

11.2.3              Prosecution of Actions Related to the PRODUCTs.

(a)                                 Except as otherwise provided in Section 11.2.2, EAGLE shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to infringement or misappropriation by a THIRD PARTY in the TERRITORY of any PATENT, PATENT APPLICATION or KNOW-HOW owned or CONTROLLED by EAGLE related to the PRODUCT, using counsel of its own choice, at its own expense.  ROBERT shall cooperate with EAGLE at EAGLE’ s request and expense in the prosecution of such action or proceeding.  If EAGLE determines that ROBERT is an indispensable PARTY to the action, ROBERT hereby consents to be joined, and EAGLE shall defend, indemnify and hold each ROBERT INDEMNITEE harmless from any counterclaims filed against such ROBERT INDEMNITEE (except for CLAIMS for which ROBERT has an obligation to defend, indemnify and defend EAGLE under Section 9.1.1).  In such event, ROBERT shall have the right to be represented in that action by its own counsel and at its own expense.  EAGLE shall be entitled to deduct its costs of litigation from royalty payments of any PRODUCT due under Section 3.2.

(b)                                 If EAGLE fails to bring an action or proceeding within a period of thirty (30) days after receiving written notice from ROBERT of such infringement or misappropriation by a THIRD PARTY related to the PRODUCT, ROBERT shall have the right to bring and control any such action using counsel of its own choice, and at its own expense.  If ROBERT determines that EAGLE is an indispensable PARTY to the action, EAGLE hereby consents to be joined, and ROBERT shall defend, indemnify and hold each EAGLE INDEMNITEE harmless from any counterclaims filed against such EAGLE INDEMNITEE. In such event, EAGLE shall have the right to be represented in such action by its own counsel at its own expense.  No settlement, consent judgment or other voluntary final disposition of a suit under this Section 11.2.3 may be entered into without the joint consent of both EAGLE and ROBERT (which consent shall not be unreasonably withheld or delayed).

(c)                                  Awards.  If either PARTY brings an action for infringement or misappropriation by a THIRD PARTY under this Section 11.2.3, any damages or other monetary awards or payments in settlement recovered by such PARTY shall be applied first to defray the costs and expenses incurred by both PARTIES in the action.  Any remainder shall be [*] of any amount thereafter shall be retained by the PARTY bringing the action, and the balance retained by the other PARTY.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.                               Further Responsibilities of ROBERT

12.1                        ROBERT shall promptly provide EAGLE with all validated analytical methods for the testing of the PRODUCTS active pharmaceutical ingredient required for filing and maintenance of MARKETING AUTHORIZATIONS for the PRODUCTS in the TERRITORY.

12.2                        ROBERT shall promptly provide EAGLE with all stability data generated on research formulations and pilot batches of the PRODUCT. Furthermore, ROBERT shall successfully complete all research stability studies and promptly provide EAGLE with all data therefrom.

12.3                        ROBERT shall provide EAGLE with technical support as reasonably requested by EAGLE relating to the scale-up of the manufacturing process for the PRODUCTS and the manufacturing of the FDA filing lots of the PRODUCTS at EAGLE’s contract manufacturer, EAGLE AFFILIATE or EAGLE marketing partner.  In addition, ROBERT will assist EAGLE in responding to FDA, and other related regulatory bodies, with respect to questions on the ANDA or 505(b)(2) filing that relate to the manufacturing process of the PRODUCTS or related analytical methods.

12.4                        ROBERT shall promptly provide EAGLE with all information, back-up information, data and correspondence utilized in the filing of the ASSIGNED PATENTS. Furthermore, ROBERT shall assist EAGLE with the compilation of information for and filing of further PATENT APPLICATIONS relating to the PRODUCTS in the TERRITORY. All such PATENT APPLICATIONS shall be owned by EAGLE.

12.5                        ROBERT shall assist EAGLE in gathering toxicology information from the literature or any other scientific information required to support the ANDA or 505(b)(2) filings for the PRODUCT.

12.6                        All reasonable, out-of-pocket costs and expenses pre-approved by EAGLE, including travel expenses, incurred by ROBERT in the performance of its activities under this Article 12 shall be borne by EAGLE.

13.                               Term and Termination

13.1                        Expiration.  The term of this AGREEMENT (the “TERM”) shall commence on the EFFECTIVE DATE and shall expire upon the expiration of all royalty obligations, unless earlier terminated as provided herein.

13.2                        Termination for Default.  Each PARTY shall have the right to terminate this AGREEMENT by written notice to the other PARTY for a material failure to comply with the terms of this AGREEMENT by the other PARTY, provided such failure to comply is not corrected by the failing PARTY within [*] after written notice of any failure to make timely payment of royalties or any other amount, when due hereunder, or within [*] after receipt of written notice of any other failure from the non-failing PARTY.

13.3                        Additional Termination Rights.  The PARTIES hereto shall have the additional termination rights:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.3.1              If the costs and expenses of the clinical trials for either PRODUCT are reasonably expected to be greater than [*], then EAGLE may terminate this AGREEMENT with respect to such PRODUCT.

13.3.2              If (i) the ANDA or 505(b)(2) applications for the formulation of the PRODUCT has not been accepted by the FDA; or (ii) the ANDA or 505(b)(2) has not been approved by the FDA then either party can terminate this AGREEMENT in respect of such PRODUCT, subject to Section 3.1.2 — 3.1.4 and 4.1.3.

13.4                        Effect of Termination.

13.4.1              Except as other wise provided in Section 13.4.3 below, the provisions of Sections 2.1 (further assurances), 2.2 (license), 2.3, 2.4, 2.6 (further assurances), 3.3, 7.4, 8.5, 12.7, 13.4, 16.2, 16.4, 16.7, 16.9 and 16.10 and Articles 5, 6, 9, 10, 11, 14 and 15 (and in each case together with any defined terms applicable to such provisions) shall survive termination of this AGREEMENT for any reason whatsoever.

13.4.2              If this AGREEMENT is terminated by EAGLE pursuant to Section 13.2, then EAGLE shall have an exclusive, royalty-free, fully-paid up, perpetual license to the LICENSED TECHNOLOGY to make, sell and have sold the PRODUCTS in the TERRITORY.

13.4.3              If this AGREEMENT is terminated by ROBERT pursuant to Section 13.2 or 13.3, then EAGLE shall (A) transfer and assign to ROBERT all rights to (i) the ASSIGNED PATENTS and (ii) the MARKETING AUTHORIZATIONS to the PRODUCTS and (B) automatically be deemed to have granted to ROBERT, WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, a perpetual, irrevocable, royalty-free, exclusive license, with the right to sublicense, to the PRODUCT, the ROBERT LICENSED TECHNOLOGY, the ASSIGNED PATENTS, the EAGLE PATENT RIGHTS and the EAGLE KNOW-HOW solely to the extent necessary to manufacture, or have manufactured anywhere in the world solely for sale in the TERRITORY and develop, register, and sell and have sold the PRODUCTS in the TERRITORY. If the event EAGLE fails to execute any document or instrument necessary to effectuate the foregoing, EAGLE hereby grants an irrevocable power of attorney to ROBERT solely for such purposes.  In the event of a termination of this AGREEMENT pursuant to Section 13.2, Sections 3.3, 5.1-5.3 (but only with respect to PRODUCTS sold by EAGLE), 7.4, 8.5, 12.7, 13.4, 16.2, 16.4, 16.7, 16.9 and 16.10 and Articles 6, 9, 10, 14 and 15 (and in each case together with any defined terms applicable to such provisions) shall survive termination of this AGREEMENT.

13.4.4              If this Agreement is terminated by EAGLE pursuant to Sections 13.3.1 or 13.3.2, then the license granted by ROBERT in respect of the PRODUCT(S) shall terminate immediately and EAGLE shall be entitled to the repayment of the paid milestone in respect of the PRODUCT(S) as if there had been a PRODUCT FAILURE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.4.5              This Agreement shall automatically terminate upon the initiation of any proceeding in bankruptcy, reorganization, dissolution, liquidation or arrangement for the appointment of a receiver or trustee to take possession of the assets of a party hereto or similar proceeding under the law for release of creditors by or against a party hereto or if a party hereto shall make a general assignment for the benefit of its creditors.  All licenses and rights to licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code.  Either party, as a licensee of such rights under this Agreement (the “non-Bankrupt Party”), shall retain and may fully exercise all of its rights and elections under the Code, and upon commencement of a bankruptcy proceeding by or against the other party (the “Bankrupt Party”) under the Code, shall be entitled to a complete duplicate of, or complete access to (as the non-Bankrupt Party deems appropriate), any such intellectual property and all embodiments of such intellectual property.  Such intellectual property and all embodiments thereof shall be promptly delivered to the non-Bankrupt Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by the non-Bankrupt Party, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Bankrupt Party upon written request therefor by the non-Bankrupt Party, and each party hereby acknowledges and agrees that the foregoing shall serve as its consent to such transfer of the intellectual property and all embodiments thereof.  The foregoing provisions of this Section 13.4.6 are without prejudice to any rights the non-Bankrupt Party may have arising under the Code or other applicable law.

13.4.6              Notwithstanding anything in this AGREEMENT to the contrary, if this AGREEMENT is terminated for any reason whatsoever, EAGLE shall pay ROBERT all accrued but unpaid milestone payments and accrued royalties in accordance with the terms of this AGREEMENT.

13.4.7              Termination of this AGREEMENT by a PARTY shall not be an exclusive remedy and all other remedies will be available to the terminating PARTY, in equity and at LAW.

13.4.8              If this Agreement is terminated in respect of any PRODUCT, then this Agreement shall continue in full force and effect in respect of any other the PRODUCT.

13.4.9              The termination or expiration of this Agreement shall not affect any payment or other obligations or liabilities that have accrued prior to or on the date of such termination or expiration, and the PARTIES shall retain all rights and remedies (at law or in equity) in respect of any breach hereof.

13.4.10       In the event of termination by either PARTY pursuant to Section 13.1, 13.2, EAGLE shall have the right, but not the obligation, to sell off any inventory on

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

hand or in transit to EAGLE. For any PRODUCT sales, EAGLE will appropriately pay ROBERT its ROYALTY RATE.

13.4.11       In the event ROBERT terminates the Agreement pursuant to Section 13.1, 13.2, EAGLE shall have the right to cancel any purchase orders placed, which have not yet shipped.

14.                               Assignment

Unless otherwise expressly permitted hereunder, neither PARTY may assign any of its rights or delegate any of its duties under this AGREEMENT without the prior written consent of the other PARTY, except that either PARTY may assign its rights and responsibilities hereunder without the other PARTY’S consent as part of: (i) either (a) the sale of all or substantially all of the assets or the entire business to which this AGREEMENT relates or (b) a merger, consolidation, reorganization or other combination with or into another person or entity; or (ii) the transfer or assignment to an AFFILIATE, in each case, pursuant to which the surviving entity or assignee assumes the assigning or merging PARTY’S obligations hereunder in writing.  Subject to confidentiality obligations, each PARTY shall use reasonable efforts to notify the other PARTY at least thirty (30) days in advance of any such assignment.  Any assignment made in violation of this Article 14 shall be null and void.  Notwithstanding the foregoing, EAGLE acknowledges that ROBERT intends to use TherDose Private Parma Limited, an Indian Private Limited company, solely to perform analytical testing for the PRODUCT, and ROBERT agrees that it shall remain responsible to EAGLE for all acts and omissions of Thermoses.

15.                               Notices

Any notice or other communication or payment herein required or permitted to be given shall be deemed sufficient if and when personally delivered in writing or if and when given by United States registered or certified mail, postage prepaid, return receipt requested, properly addressed to the respective addresses of the PARTIES as written below.  Notices so given shall be effective upon the earlier to occur of (i) receipt by the PARTY to which notice is given, or (ii) the fourth (4th) business day following the date such notice was posted, whichever occurs first.

If to EAGLE, addressed to:

Eagle Pharmaceutical, Inc.

470 Chestnut Ridge

Woodcliff Lake, NJ 07677

Attn: Scott Tariff, Chief Executive Officer

Fax: With copies (which shall not constitute notice), to:

Orrick, Herrington & Sutcliffe LLP

666 Fifth Avenue

New York, NY 10103

Attn:  R. King Milling, Jr., Esq.

Fax: (212) 506-5151

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

If to ROBERT, addressed to:

123 Blackberry Lane

Amherst, MA 01002

Attention: Joseph F. Bohan

President & CEO

With copies (which shall not constitute notice), to:

Cohen Tauber Spievack & Wagner LLP

420 Lexington Avenue, Suite 2400

New York, New York 10170

Attention: Laurence Tauber

16.                               Miscellaneous

16.1                        Force Majeure.  Neither PARTY shall be held liable or responsible to the other PARTY nor be deemed to have defaulted under or breached this AGREEMENT for failure or delay in fulfilling or performing any term of this AGREEMENT to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected PARTY; provided, however, that the foregoing shall not be applied to excuse or delay any payment obligation of EAGLE under this AGREEMENT; provided, further, that upon cessation of such force majeure event, such PARTY shall promptly resume performance hereunder.  Notwithstanding the foregoing, in the event that any force majeure event shall continue for more than ninety (90) days, the PARTY not subject to such force majeure event may, in its sole discretion, terminate this AGREEMENT upon written notice to the other PARTY.

16.2                        Severability.  All the terms and provisions of this AGREEMENT are distinct and severable, and if any term or provision is held unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it shall to that extent be deemed not to form part of this AGREEMENT, and the enforceability, legality and validity of the remainder of this AGREEMENT shall not be affected thereby.

16.3                        Variation.  This AGREEMENT may not be amended, varied or modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of each PARTY hereto.

16.4                        Forbearance and Waiver.  No waiver by a PARTY in respect of any breach shall operate as a waiver in respect of any subsequent breach.  No forbearance, failure or delay by a PARTY in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or partial forbearance, exercise or waiver of any right or remedy prejudice its further exercise of any right or remedy under this AGREEMENT or at LAW.

16.5                        Counterparts.  This AGREEMENT may be executed in more than one counterpart, each of which constitutes an original and all of which together shall constitute one enforceable agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16.6                        No Partnership.  The relationship of the PARTIES is that of independent contractors and this AGREEMENT shall not operate so as to create a partnership or joint venture of any kind between the PARTIES.

16.7                        Construction.  The PARTIES have participated jointly in the negotiation and drafting of this AGREEMENT. In the event that an ambiguity or question of intent or interpretation arises, this AGREEMENT shall be construed as if drafted jointly by the PARTIES and no presumption or burden of proof shall arise favoring or disfavoring any PARTY by virtue of the authorship of any of the provisions of this AGREEMENT. Except where the context otherwise requires, where used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  The captions of this AGREEMENT are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this AGREEMENT or the intent of any provision contained in this AGREEMENT. The term “including” as used herein means “including without limitation.”

16.8                        Entire Agreement.  This AGREEMENT and Schedules attached hereto constitute the entire understanding between the PARTIES and supersedes any prior or contemporaneous written or oral understanding, negotiations or agreements between and among them respecting the subject matter hereof, including the PRIOR ROBERT AGREEMENT. This AGREEMENT shall be binding upon, and inure to the benefit of, the PARTIES and their respective successors and assigns.

16.9                        Governing LAW.  This AGREEMENT shall be governed by and construed in accordance with the LAWS of the State of Delaware without regard to its or any other jurisdiction’s choice of LAW rules.  Any disputes under this AGREEMENT shall be brought in the state or federal courts located in New York.  The PARTIES submit to the personal jurisdiction of such courts for any such action, agree that such courts provide a convenient forum for any such action, and waive any objections or challenges to venue with respect to such courts.

16.10                 Publicity.  Except as otherwise provided in Article 5 and subject to either PARTY’S reporting obligations under applicable state and federal (including securities) LAWS, ROBERT and EAGLE shall not use the other PARTY’S name in publicity materials or other public disclosures without the prior written consent of the other PARTY, such consent not to be unreasonably withheld or delayed.  Notwithstanding the foregoing, ROBERT and EAGLE shall prepare and issue a joint press release reasonably acceptable to both PARTIES announcing the relationship created under this AGREEMENT. During the TERM, EAGLE shall inform ROBERT prior to issuing a press release or other public disclosure regarding the achievement of clinical or other developmental milestones for the PRODUCT. If EAGLE intends to mention in such public disclosure the use of proprietary technology in the PRODUCTS as having been developed by ROBERT, such mention must be approved in writing by ROBERT (such approval not to be unreasonably withheld or delayed).

16.11                 Termination of NON-DISCLOSURE AGREEMENT.  All provisions of, rights granted and covenants made in the NON-DISCLOSURE AGREEMENT are hereby terminated

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and of no further force and effect and are superseded in their entirety by the provisions of, rights granted and covenants made in this AGREEMENT. The PARTIES acknowledge and agree that any disclosure made pursuant to the NON-DISCLOSURE AGREEMENT shall be governed by the terms and conditions of Article 5 of this AGREEMENT.

16.12                 Compliance with LAWS.  Each PARTY will comply with all LAWS in performing its obligations and exercising its rights hereunder.  Nothing in this AGREEMENT shall be deemed to permit EAGLE or its LICENSEES to export, re-export or otherwise transfer any information or materials transferred hereunder or PRODUCT manufactured therefrom without complying with LAWS.

[Signature Page Follows]

IN WITNESS WHEREOF, the PARTIES hereto have caused their authorized representatives to execute this AGREEMENT by signing below:

Signed:

For and on behalf of:		For and on behalf of

ROBERT ONE, LLC		EAGLE PHARMACEUTICALS

Signature	/s/ Joseph F. Bohan	Signature	/s/ Scott Tarriff
Name: Joseph F. Bohan		Name: Scott Tarriff
Title: President & CEO		Title: Chief Executive Officer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A:  PRODUCTS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE I

PATENT APPLICATIONS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE II

Milestones

Pursuant to Section 3.1, the following payments shall be payable by EAGLE to ROBERT upon occurrence of the following milestone events with respect to each of the PRODUCT:

Milestone Event	Milestone Payment (US DOLLARS)
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

The milestone payment schedule may be amended from time to time with mutual consent of PARTIES.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE III

Allocation of Milestones

PRODUCT	Effective Date	FDA filing acceptance of 505(b)(2) or ANDA (as applicable)	Commercial launch
PRODUCT #1	[*]	[*]	[*]
PRODUCT #2	[*]	[*]	[*]
PRODUCT #3	[*]	[*]	[*]
PRODUCT #4	[*]	[*]	[*]
PRODUCT #5	[*]	[*]	[*]
TOTAL	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Dear Joe,

Reference is made to that certain Development and Licensing Agreement dated as of February 13, 2009, as amended (the “Agreement’’), by and between Eagle Pharmaceuticals, Inc. and Robert One, LLC. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

Pursuant to Section 3.4 of the Agreement, PARTIES hereby agree that the five PRODUCTS designated for Exhibit A of the Agreement are:

Product #1 — [*]

Product #2 — Pemetrexed parenteral formulation

Product 43 — [*]

Product #4 — [*]

Product #5 —[*]

Per our discussion, we have agreed:

1)       To designate [*] as PRODUCT #3 to the Agreement; provided, however, that PARTIES agree that they will evaluate the commercial viability of such PRODUCT between the date hereof and March 31st, 2011 and if by March 31, 2011, PARTIES mutually agree in writing not to develop it, PARTIES will then replace [*] PRODUCT with a new REPLACEMENT PRODUCT as soon as practicable thereafter.

2)       To designate [*] as PRODUCT #1 to the Agreement with an understanding that PARTIES may jointly determine to collaboratively work with a third party to develop [*] and try and achieve resolution by way of a three part licensing structure by March 31, 2011

ACCEPTED AND AGREED TO AS OF DECEMBER 23, 2010

EAGLE PHARMACEUTICALS, INC.		ROBERT ONE LLC

By	/s/ Scott Tarriff	By	/s/ Joseph F. Bohan

	(Scott Tarriff, President and CEO)		(Joseph F. Bohan, President and CEO )

[EAGLE PHARMACEUTICALS COMPANY LETTERHEAD]

May 22, 2009

SciDose, LLC

123 Blackberry Lane

Amherst, MA 01002

Attention: Joseph F. Bohan, President and CEO

Robert One, LLC

c/o SciDose, LLC

123 Blackberry Lane

Amherst, MA 01002

Attention: Joseph F. Bohan, President and CEO

Dear Joe:

Reference is made to the following agreements (collectively, as amended or supplemented, the “Agreements”):

•                  Development and License Agreement made and entered into June 12, 2007 by and between SciDose LLC (“SciDose”) and Eagle Pharmaceuticals, Inc. (“Eagle”), as supplemented by the letter agreements dated September 24, 2007 and December 28, 2007, and amended by Amendment No. 1, dated March 18, 2008;

•                  Development and License Agreement made and entered into September 24, 2007 by and between SciDose and Eagle as amended by Amendment No. 1, dated March 18, 2008; and

•                  Development and License Agreement made and entered into February 13, 2009 by and between Robert One and Eagle.

Notwithstanding anything to the contrary contained in the Agreements, the parties acknowledge that Eagle shall, with respect to the applicable 505(b)(2) products subject to and in accordance with the Agreements (each, a “505(b)(2) Product”), be able to deduct all costs and out-of-pocket expenses incurred in creating the 505(b)(2) Data (as defined below) related to the applicable 505(b)(2) Product (i) from the calculation of Gross Profits (as defined in the applicable Agreement) prior to the computation and distribution of the applicable royalty to SciDose or Robert One pursuant to the Agreements and/or (ii) if any 505(b)(2) Product is sold, divested or otherwise transferred, from any consideration received (including milestone payments) from such sale, divestiture or transfer prior to

Eagle dividing such consideration and distributing the applicable portion to SciDose or Robert One.

The parties acknowledge that (i) Eagle has the right to develop, make, have made, use, sell, have sold, offer for sale, sub-license and import the 505(b)(2) Products worldwide (other than China) and (ii) SciDose or Robert One have the right to develop, make, have made, use, sell, have sold, offer for sale, license and import the 505(b)(2) Products in China.  SciDose and Robert One have requested that Eagle provide SciDose or Robert One with the right to use, for applicable development and commercialization efforts, including regulatory filings in China, the data and other information obtained through the United States research and development of the 505(b)(2) Products (the “505(b)(2) Data”).  Eagle agrees to provide SciDose or Robert One with such right to use the applicable 505(b)(2) Data; provided, however, that SciDose or Robert One’s right to develop, make, have made, use, sell, have sold, offer for sale, license and import the 505(b)(2) Products in China shall hereinafter be subject to the following terms:

1.                                      If Eagle determines to market and sell a 505(b)(2) Product in the United States, then SciDose or Robert One shall have the right to develop, distribute and sell such 505(b)(2) Product in China, subject to and in accordance with the applicable Agreement; and

2.                                      If (a) Eagle sells, divests or otherwise transfers in a one-time event for a one-time purchase price (including as structured pursuant to milestone payments) to any unaffiliated third party (i) the rights to import, manufacture, use, offer for sale or sell any 505(b)(2) Product or (ii) otherwise grants a third party a right to import, manufacture, use, offer for sale or sell any 505(b)(2) Product and (b) such third party requests worldwide rights to such Product(s), including China, then (x) SciDose or Robert One shall waive its rights to the China market in respect of such 505(b)(2) Product, (y) thereafter the Territory (as defined in the applicable Agreement) shall be defined to be worldwide and shall specifically include China and (z) SciDose or Robert One shall be entitled to 100% of any royalties paid to Eagle from such third party as a result of sales of the applicable 505(b)(2) Product in China.

This Letter Agreement shall act as a written modification to the Agreements, which otherwise remain in full force and effect.  This Letter Agreement is a legally valid and binding agreement of the parties hereto and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws.  This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original but taken together shall constitute one and the same agreement.  This Letter Agreement may be executed by facsimile or pdf, which shall be deemed an original for all purposes.

Please confirm your agreement and acknowledgment of the foregoing by executing the enclosed copy of this Letter Agreement in the space provided below and returning the executed Letter Agreement to the undersigned.

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Scott Tarriff
	Name:	Scott Tarriff
	Title:	President and CEO

Accepted and agreed of this          day of May, 2009:

SCIDOSE, LLC

By:	/s/ Joseph Bohan
	Name:	Joseph Bohan
	Title:	President and CEO

ROBERT ONE, LLC

By:	/s/ Joseph Bohan
	Name:	Joseph Bohan
	Title:	President and CEO

EXECUTION VERSION

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of July 16, 2013 by and between Eagle Pharmaceuticals, Inc. (“EAGLE”), SciDose LLC(“SCIDOSE”), Robert One (“ROBERT”) and Therdose, LLC (“THERDOSE”; and, collectively with SCIDOSE AND ROBERT, the “SCIDOSE PARTIES”).

WHEREAS, EAGLE and the SCIDOSE”PARTIES have entered into various agreements listed on Exhibit A, including amendments thereto and side letters in respect thereof (collectively, the “DEVELOPMENT AGREEMENTS”);

WHEREAS, EAGLE and ROBERT desire to amend the DEVELOPMENT AGREEMENTS and have reached other agreements in respect thereof, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments to the 2008 Eagle/Robert Agreement.

(a)                                 Amendment to Section 1.  Section 1 of that certain Development and License Agreement dated as of March 18, 2008, as amended (the “2008 Eagle/Robert Agreement”), by and between the EAGLE and ROBERT is hereby amended by adding the following new definition as a new Section 1.41:

“1.41  “BENDAMUSTINE PRODUCTS” means, together, the Bendamustine parenteral formulation product (i.e., the RTU Bendamustine product licensed hereunder) and EAGLE [*] Bendamustine product.”.

(b)                                 Amendment to Section 1.32.  The first sentence of Section1.32 of the 2008 Eagle/Robert Agreement is hereby amended by deleting such sentence only and replacing it with:

“1.32 “PRODUCT(S)” means five (5) ANDA or 505(b)(2) products as set forth in Exhibit A, and will expressly include the BENDAMUSTINE PRODUCTS.”

(c)                                  Amendment to Section 1.37.  Section 1.37 of the 2008 Eagle/Robert Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“1.37  “ROYALTY RATE” means (i) with respect to any PRODUCT that is subject to a 505(b)(2) application, [*] and (ii) with respect to any PRODUCT that is subject to an ANDA application, [*]; provided, however, that, with respect to the BENDAMUSTINE PRODUCTS, the ROYALTY RATE means [*].”

(d)                                 Amendment to Section 3.2.  Section 3.2 of the 2008 Eagle/Robert Agreement is hereby amended by deleting such Section its entirety and replacing it with the following:

“For the applicable ROYALTY TERM for each PRODUCT, EAGLE shall pay ROBERT royalties on sales of PRODUCTS by EAGLE and its AFFlLIATES in the TERRITORY in an amount equal to the ROYALTY RATE multiplied by the GROSS PROFIT from the number of units of PRODUCTS sold; provided, however, that, (i) at any time during [*] after the FIRST COMMERCIAL SALE of a PRODUCT, there is no VALID PATENT CLAIM covering the manufacture, use, import or sale of such PRODUCT in a country in the Territory, then (i) with respect to a PRODUCT (or any REPLACEMENT PRODUCT, as applicable) other than the BENDAMUSTINE PRODUCTS, the ROYALTY RATE shall be reduced to [*] in such country.  Notwithstanding the foregoing, EAGLE shall no longer have an obligation to pay royalties to ROBERT or any of’ its AFFILIATES in respect of the sales of BENDAMUSTINE PRODUCTS after EAGLE has paid royalties to ROBERT in an amount equal to [*] from the sales of BENDAMUSTINE PRODUCTS (the “ROYALTY CAP”) and, after EAGLE shall have paid the ROYALTY CAP, the license in respect of the BENDAMUSTINE PRODUCTS shall be [*].”

(e)                                  Amendment to Section 8.4.  Section 8.4 of the 2008 Eagle/Robert Agreement is hereby amended by adding the following sentence:

‘‘Notwithstanding the foregoing, ROBERT and any of its AFFILIATES shall be entitled to develop, manufacture and Commercialize ANDA formulations for its own account in respect of [*].”

(f)                                   Effect on the 2008 Eagle/Robert Agreement. Except as specifically amended herein, the 2008 Eagle/Robert Agreement, al1 other documents, instruments and agreements executed and/or delivered in connection then with, shall remain in full force and effect, and are hereby ratified and confirmed.

2.                                      Amendments to the 2009 Eagle/Robert Agreement.  On December 23, 2010, the ROBERT and EAGLE amended the February 13, 2009 License and Development Agreement (the “2009 Eagle/Robert Agreement”) to include [*] and [*] as PRODUCTS.  The parties hereto

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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agree that such amendment, in respect of such products only, is hereby terminated and of no force and effect and that EAGLE shall have no rights, and ROBERT shall have no obligations, in respect of such products under the 2009 Eagle/Robert Agreement or otherwise.  For the avoidance of doubt, except as set forth in this Section 2, the 2009 Eagle/Robert Agreement, all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect.

3.                                      Sharing of Expenses, Costs and Awards.

(a)                                 The parties hereto agree that any damages award paid to or recovered by EAGLE in the arbitration styled “Eagle Pharmaceutical, Inc. v. The Medicines Company, American Arbitration Association Case# 13 122 Y 02642” (the “Arbitration”) shall be [*] by EAGLE and SCIDOSE; provided, however, that, prior to the distribution of any portion of such award to SCIDOSE, EAGLE shall deduct from such award the following:

(i)                                     [*] paid by EAGLE to Greenberg Traurig LLP in respect of the Arbitration through June 30. 2013 (subject to later true up) including [*] as set forth on the exhibit attached hereto;

(ii)                                  excluding fees set forth in Section 3(a)(i) above, any [*] payable by EAGLE to Greenberg Traurig LLP in respect of the Arbitration;

(iii)                               subject to Section 4 below, [*]; and

(iv) [*] incurred in respect or the development and licensing of the bivalirudin and Arbitration support as set forth on Exhibit C attached hereto.

Payment of SCIDOSl’s portion of such award, if not paid directly by The Medicines Company to SCI DOSE, shall be remitted to SCIDOSE within [*] of payment by The Medicines Company.

(b)                                 By way of example, if the award in the Arbitration equals [*], such award would be distributed as follows:

(i)                                     To EAGLE, an amount equal to approximately [*] in reimbursement of amounts previously paid to Greenberg Traurig as described in Section 3(a)(l) above, then

(ii)                                  To Greenberg Traurig, an amount equal to [*] in satisfaction of the amounts described in Section 3(a)(ii) above, then

(iii)                               To EAGLE, [*] to reimburse EAGLE fix costs incurred in respect of the Arbitration as described in Section 3(a)(iii) above, then

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(iv)                              To EAGLE [*] to EAGLE to reimburse EAGLE for out- of-pocket expenses actually incurred as described in Section 3(a)(iv) above, then

(v)                                 To the SCIDOSE PARTIES, [*], and to EAGLE, [*].

4.                                      Side Letter Clarification.  Pursuant to a side letter dated May 22, 2009 (the “2009 Side Letter’’), the parties hereto acknowledged that, subject to the terms of the 2009 Side Letter, EAGLE shall [*] in creating the 505(b)(2) Data (as defined in the 2009 Side Letter) related to the applicable 505(b)(2) Product (as defined in the 2009 Side Letter).  The parties hereto hereby agree that, for purposes of the 2009 Side Letter, “[*] shall mean (i) for Angiomax®) (bivalirudin), [*] of any award in the Arbitration and (ii) for all other products developed and sold under the DEVELOPMENT AGREEMENTS,[*] of GROSS PROFIT (as defined in the DEVELOPMENT AGREEMENTS).

5.                                      Aggregate Limitation on all Payments from EAGLE to SClDOSE PARTIES and AFFILIATES. The parties hereto agree that, during the 90-day period beginning on the date hereof they will negotiate in good faith the parameters, consideration and conditions around a [*] aggregate cap of amounts owed by EAGLE to the SCIDOSE PARTIES under the DEVELOPMENT AGREEMENTS.

6.                                      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and any of which shall constitute a single document. A facsimile (or pdf) signature of an authorized signatory of any party hereto shall be valid and binding and constitute due execution and delivery of this Agreement by such party hereto.

7.                                      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of State of Delaware without regard to its conflict of law rules or principles.

[The remainder of this page has been intentionally left blank.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective proper and duly authorized representatives as of the date first set forth above.

EAGLE PHARMACEUTICALS, INC.

By:
Name: Scott Tarriff
Title: President and CEO

ROBERT ONE, LLC

By:	/s/ Joseph Bohan
Name: Joseph Bohan
Title: President and CEO

SCIDOSE, LLC

By:	/s/ Joseph Bohan
Name:
Title:

THERDOSE, LLC

By:	/s/Joseph Bohan
Name:
Title:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective proper and duly authorized representatives as of the date first set forth above.

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Scott Tariff
Name: Scott Tarriff
Title: President and CEO

ROBERT ONE, LLC

By:	/s/ Joseph Bohan
Name: Joseph Bohan
Title: President and CEO

SCIDOSE, LLC

By:	/s/ Joseph Bhan
Name:
Title:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

THERDOSE, LLC

By:	/s/ Joseph Bohan
Name:
Title:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

List of Agreements between EAGLE and SCIDOSE PARTIES

Agreement Date	Development Partner
June 12, 2007	Development and License Agreement by and between Eagle Pharmaceuticals, Inc. and SciDose, LLC
September 24, 2007	Development and License Agreement by and between Eagle Pharmaceuticals, Inc. and SciDose, LLC
March 18, 2008	Development and License Agreement between Eagle Pharmaceuticals, Inc. and Robert One, LLC
February 13, 2009	Development and License Agreement between Eagle Pharmaceuticals, Inc. and Robert One, LLC
May 22, 2009	Letter Amendment — Eagle & SciDose / Robert One
March 18, 2008	Amendment No. 1 to Development and Licensing Agreement
March 25, 2008	Amendment No. 2 to Development and Licensing Agreement
November 20, 2009	Amendment
December 23, 2010	Letter Amendment — Eagle & SciDose / Robert one
December 3, 2008	Amendment No. 3 to Development and Licensing Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B

	$000’s	Commentary
BIVALIRUDIN ARBITRATION
Greenberg Legal Expenses
Greenberg Fees	[*]	Greenberg Legal — [*]
*Greenberg Out of Pocket	[*]	Greenberg out of pocket — needs to be reconciled
*Estimated Total Payments made by Eagle through 6/30/13	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C

	$000’s	Commentary
Bivalirudin
Milestone Payment	[*]	6/12/07 Agreement
OOP	[*]	Unreimbursed Eagle expenses (’07-’08)
Orrick — Contracting	[*]	Legal
FLH	[*]	Legal
Clotting	[*]	Clotting Study
*Estimated Total Payments made by Eagle through 6/30/13	[*]

*All costs are subject to true up

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.